UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2008
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification of the Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification of the Rights of Security Holders.
On December 12, 2008, Citizens Republic Bancorp, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) pursuant to which it completed its sale to the U.S. Department of the Treasury (“Treasury”), as part of the Treasury’s Capital Purchase Program, of (i) 300,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”) and (ii) a ten-year warrant (the “Warrant”) to the Treasury to purchase up to 17,578,125 shares of the Company’s common stock at an exercise price of $2.56 per share, for an aggregate purchase price of $300 million in cash. The Preferred Stock and Warrant will be treated as additions to Citizens’ regulatory Tier 1 and Total Capital.
The Preferred Stock will carry a liquidation price of $1,000 per share (plus any accrued and unpaid dividends), and will pay cumulative dividends on February 15, May 15, August 15 and November 15 of each year, at an annual rate of 5% for the first five years and 9% thereafter. The dividend will only be paid when, as and if declared by the Company’s Board of Directors out of funds legally available. The holders of the Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s common stock and each other class of the Company’s stock outstanding now or in the future, the terms of which do not expressly provide that it ranks on parity with the Preferred Stock as to dividend rights and rights on liquidation, winding up or dissolution of the Company. If the Company fails to pay a total of six Preferred Stock quarterly dividends, the Company’s board of directors will be expanded by two board seats and Treasury will have the right to appoint two directors to fill the new board seats. Treasury’s right to board representation would continue until the Company has paid all dividends in arrears.
The Company may not redeem the Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Designations filed as Exhibit 3.1 hereto). After three years, the Company may, at its option, redeem the Preferred Stock at the liquidation price plus accrued and unpaid dividends. The Preferred Stock is generally non-voting. Prior to December 12, 2011, and unless the Company has redeemed all of the Preferred Stock or Treasury has transferred all of the Preferred Stock to a third party, the approval of Treasury will be required for the Company to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in certain circumstances specified in the Letter Agreement.
The Warrant has a ten year term and is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below a specified price relative to the then current market price of the Company’s common stock. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than the purchase price of the Preferred Stock from one or more “qualified equity offerings,” the number of shares of common stock issuable pursuant to the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments. Pursuant to the Letter Agreement, Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

The Preferred Stock and Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Treasury represented to the Company that it was acquiring the securities solely for investment with no present intention to distribute them to any person in violation of the Securities Act, that it would not dispose of the securities except in compliance with the registration requirements of the Securities Act or an exemption therefrom, and that it is capable of evaluating the merits and risks of the investment and of making an informed investment decision.
The Company has agreed to register for resale the Preferred Stock, the Warrant and the shares of common stock underlying the Warrant (the “Warrant Shares”), and to list the Warrant Shares on a national securities exchange, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. The Company has also agreed to use its reasonable best efforts to list the Preferred Stock on a national securities exchange upon Treasury’s request. Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the date on which the Company receives aggregate gross cash proceeds of not less than the purchase price of the Preferred Stock from one or more “qualified equity offerings” and December 31, 2009.
Copies of the Certificate of Designations amending the Company’s articles of incorporation and establishing the terms of the Preferred Stock, the Warrant and the Letter Agreement (including the Securities Purchase Agreement-Standard Terms) are attached as Exhibits 3.1, 4.1 and 10.1, respectively, and are incorporated herein by reference. The foregoing summary of these documents is qualified in its entirety by reference to such Exhibits.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Letter Agreement, until the Treasury no longer owns any shares of the Preferred Stock, the Warrant or Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for its Senior Executive Officers must continue to comply in all respects with Section 111(b) of the Emergency Economic Stabilization Act of 2009 (the “EESA”) and the Treasury’s rules. The Company’s “Senior Executive Officers” are initially, William R. Hartman, chairman, president and chief executive officer: Charles D. Christy, executive vice president and chief financial officer; Cathleen H. Nash, executive vice president, regional banking; John D. Schwab, executive vice president and chief credit officer; and Clinton A. Sampson, executive vice president and regional chairman-Michigan. Each of the Company’s Senior Executive Officers executed a waiver pursuant to the terms of the Letter Agreement, effective December 12, 2008. A form of the waivers is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
Each of the Company’s Senior Executive Officers entered into a Consent Agreement with the Company for the purpose of amending each Senior Executive Officer’s compensation, bonus, incentive, and other benefit plans, arrangements and agreements in order to comply with executive compensation and corporate governance requirements of Section 111(b) of the EESA. A form of the Consent Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 10, 2008, the Company filed with State of Michigan Department of Labor and Economic Growth a Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, adopted on the same date by the Company’s Board of Directors, designating 300,000 shares as the Preferred Stock and establishing the terms and conditions of the Preferred Stock.
A copy of the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
On December 15, 2008, the Company issued a press release announcing the consummation of the transactions described above under Items 1.01, 3.02 and 3.03. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
3.1	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, dated December 10, 2008, including Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

4.1	Warrant to Purchase up to 17,578,125 shares of common stock, dated December 12, 2008,

10.1	Letter Agreement between Citizens Republic Bancorp, Inc. and the U.S. Department of the Treasury, dated December 12, 2008

10.2	Form of Waiver Executed by William R Hartman, Charles D. Christy, Cathleen H. Nash, John D. Schwab, and Clinton A. Sampson, dated December 12, 2008

10.3	Form of Consent Executed by William R. Hartman, Charles D. Christy, Cathleen H. Nash, John D. Schwab, and Clinton A. Sampson, dated December 12, 2008

99.1	Press Release, dated December 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.

By:	/s/ Thomas W. Gallagher

Thomas W. Gallagher
Its:	General Counsel and Secretary
Date: December 15, 2008